UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 5, 1999

HARRIS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware —————————————— (State or other jurisdiction of incorporation)	1-3863 —————————————— (Commission File Number)	34-0276860 —————————————— (I.R.S. Employer Identification No.)

1025 West NASA Blvd., Melbourne, FL —————————————————————	32919 ———————
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (321) 727-9100

No Change

(Former name or former address, if changed since last report.)

Item 1.  Not Applicable.

Item 2.  Acquisition or Disposition of Assets.

      On November 5, 1999, Harris Corporation (“Harris” or the “Company”) completed the spin-off of its Lanier Worldwide, Inc. (“Lanier”) subsidiary as an independent publicly traded company. Harris distributed (the “Distribution”) to its shareholders of record as of the close of business on November 1, 1999 (the “Record Date”) approximately 90% of the outstanding shares of common stock of Lanier. The Distribution was effected by means of a dividend to Harris shareholders of one share of Lanier common stock for each outstanding share of Harris common stock. Harris retained approximately ten percent (10%) of the outstanding shares of Lanier. Prior to the Distribution, Lanier was a wholly-owned subsidiary of Harris.

      In connection with the Distribution, Harris and Lanier entered into an Agreement and Plan of Distribution (the “Distribution Agreement”), providing for, among other things, the principal corporate transactions required to effect the Distribution and certain other agreements governing the relationship between Harris and Lanier with respect to or as a result of the Distribution.

      Pursuant to the Distribution Agreement, Lanier made a cash distribution to Harris of approximately $546 million. Additionally, Lanier and Harris settled or terminated all intercompany loans and advances. In connection with the Distribution, the consolidated debt of Harris was also reduced by about $150 million as Lanier is responsible for such debt.

      In addition to the Distribution Agreement, Harris and Lanier also entered into other agreements governing the relationship between Harris and Lanier. These include a Tax Disaffiliation Agreement, an Employee Benefits and Compensation Allocation Agreement, an Intellectual Property License Agreement, a Registration Rights Agreement, and a Transition Services Agreement.

      No consideration was payable by Harris shareholders for the shares of Lanier common stock, nor were they required to surrender or exchange shares of Harris common stock or take any other action in order to receive the Lanier shares.

      Additional information concerning Lanier and the Distribution is contained in Lanier’s Registration Statement on Form 10/ A (Amendment No. 4) (Commission File No. 1-15139), which was declared effective by the Securities and Exchange Commission on October 25, 1999.

      Harris intends to use the proceeds received in connection with the Distribution to reduce indebtedness and for other general corporate purposes, including acquisitions and repurchases of Harris’ common stock.

      The foregoing description of the terms of the Distribution is qualified in its entirety by reference to the agreements which are exhibits hereto and incorporated herein by reference.

Items 3-6.  Not Applicable.

Item 7.  Financial Statements and Exhibits.

      (a)  Financial Statements.

      None.

      (b)  Pro Forma Financial Information.

      The following unaudited pro forma condensed consolidated financial information presents pro forma financial information for Harris giving effect to the November 5, 1999 Distribution and the related transactions. The unaudited pro forma condensed consolidated balance sheet as of October 1, 1999 is presented as if the Distribution and related transactions had occurred as of that date. The unaudited pro forma condensed consolidated income statement for the quarter ended October 1, 1999 and for the fiscal year ended July 2, 1999 are presented as if the spin-off had occurred at the beginning of the earliest period presented.

      The pro forma condensed consolidated financial statements should be read in conjunction with the unaudited condensed consolidated financial statements and notes thereto included in Harris’ Quarterly Report on Form 10-Q for the quarterly period ended October 1, 1999 and the audited consolidated financial statements and notes thereto included in Harris’ Annual Report on Form 10-K for the fiscal year ended July 2, 1999. The pro forma information may not necessarily be indicative of what Harris’ results of operations or financial position would have been had the Distribution and related transactions been in effect for and as of the periods presented, nor is such information necessarily indicative of Harris’ results of operations or financial position for or as of any future period or date.

      For fiscal 1999 and fiscal 2000 results, the Company’s semiconductor business, which was sold in August 1999, as well as the Lanier business, were classified as discontinued operations.

HARRIS CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
October 1, 1999

		(A)
	Historical	Adjustments	Pro Forma

	(Dollars in millions)
Assets

Current Assets

Cash and cash equivalents	$251.7	$298.2	$549.9

Marketable securities	31.8	15.2	47.0

Receivables-net	406.1	—	406.1

Unbilled costs and accrued earnings on fixed price contracts	168.7	—	168.7

Inventories	210.1	—	210.1

Deferred income taxes	144.8	—	144.8

Total current assets	1,213.2	313.4	1,526.6

Other Assets

Plant and equipment	302.7	—	302.7

Non-current notes receivable	93.3	—	93.3

Intangibles resulting from acquisitions	82.2	—	82.2

Net assets of discontinued operations	729.2	(698.2)	31.0

Other assets	260.2	—	260.2

	$2,680.8	$(384.8)	$2,296.0

Liabilities and Shareholders’ Equity

Current Liabilities

Short-term debt	$247.8	$(247.8)	$—

Accounts payable	120.1	—	120.1

Compensation and benefits	71.6	—	71.6

Other accrued items	111.0	—	111.0

Unearned income and advance payments by customers	93.4	—	93.4

Income taxes	13.0	—	13.0

Total current liabilities	656.9	(247.8)	409.1

Other Liabilities

Deferred income taxes	54.3	—	54.3

Long-term debt	415.0	—	415.0

Shareholders’ Equity

Preferred Stock	—	—	—

Common Stock	79.1	—	79.1

Other capital	267.6	—	267.6

Retained earnings	1,217.4	(137.0)	1,080.4

Unearned compensation	(6.5)	—	(6.5)

Accumulated comprehensive loss	(3.0)	—	(3.0)

Total Shareholders’ Equity	1,554.6	(137.0)	1,417.6

	$2,680.8	$(384.8)	$2,296.0

HARRIS CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT
For the Quarter Ended October 1, 1999

		(A)
	Historical	Adjustments	Pro Forma

	(Dollars in millions except per share amounts)
Revenue

Revenue from product sales, rentals and services	$398.8	$—	$398.8

Costs and Expenses

Cost of product sales, rentals and services	299.5	—	299.5

Engineering, selling and administrative expenses	92.0	—	92.0

Other income	(7.4)	—	(7.4)

	384.1	—	384.1

Operating income	14.7	—	14.7

Interest income	1.3	—	1.3

Interest expense	(1.7)	—	(1.7)

Income from continuing operations before income taxes	14.3	—	14.3

Income taxes	5.0	—	5.0

Income from continuing operations	9.3	—	9.3

Discontinued operations net of income taxes	(8.0)	(5.7)	(13.7)

Net income (loss)	$1.3	$(5.7)	$(4.4)

Net income (loss) per common share

Basic

Continuing operations	$0.12	$—	$0.12

Discontinued operations	(0.10)	(0.07)	(0.17)

	$0.02	$(0.07)	$(0.05)

Diluted

Continuing operations	$0.12	$—	$0.12

Discontinued operations	(0.10)	(0.07)	(0.17)

	$0.02	$(0.07)	$(0.05)

Average shares outstanding

Basic	79.2	79.2	79.2

Diluted	79.4	79.4	79.4

HARRIS CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT
For the Fiscal Year Ended July 2, 1999

		(A)
	Historical	Adjustments	Pro Forma

	(Dollars in millions except per share amounts)
Revenue

Revenue from product sales, rentals and services	$1,743.5	$—	$1,743.5

Costs and Expenses

Cost of product sales, rentals and services	1,278.3	—	1,278.3

Engineering, selling and administrative expenses	384.3	—	384.3

Restructuring expenses	5.1	—	5.1

Special charge for litigation costs	20.6	—	20.6

Other income	(19.3)	—	(19.3)

	1,669.0	—	1,669.0

Operating income	74.5	—	74.5

Interest income	13.3	—	13.3

Interest expense	(9.8)	—	(9.8)

Income from continuing operations before income taxes	78.0	—	78.0

Income taxes	28.1	—	28.1

Income from continuing operations before extraordinary item	49.9	—	49.9

Discontinued operations net of income taxes	12.4	(64.0)	(51.6)

Income before extraordinary item	62.3	(64.0)	(1.7)

Extraordinary loss from early retirement of debt net of income taxes	(9.2)	—	(9.2)

Net income (loss)	$53.1	$(64.0)	$(10.9)

Net income (loss) per common share

Basic

Continuing operations before extraordinary item	$0.63	$—	$0.63

Discontinued operations	0.16	(0.81)	(0.65)

Extraordinary loss	(0.12)	—	(0.12)

	$0.67	$(0.81)	$(0.14)

Diluted

Continuing operations	$0.63	$—	$0.63

Discontinued operations	0.16	(0.81)	(0.65)

Extraordinary loss	(0.12)	—	(0.12)

	$0.67	$(0.81)	$(0.14)

Average shares outstanding

Basic	79.4	79.4	79.4

Diluted	79.7	79.4	79.4

Note to Unaudited Pro Forma Financial Information

      (A)  Reflects the spin-off of Lanier including a payment of $546.0 million cash by Lanier to the Company. In connection with this transaction, Harris also retained approximately 10 percent of the equity interest in Lanier. The pro forma adjustment to the condensed consolidated balance sheet as of October 1, 1999 includes the effect of the receipt of cash, recording the equity investment at net realizable value and the retirement of short-term debt.

      Historically, Harris has allocated interest expenses for headquarters functions from the central corporate cost centers. The historical financials reflect the removal of the allocated headquarters expenses from Lanier in discontinued operations. The interest, however, is allocated to Lanier in discontinued operations.

      (c)  Exhibits

      The following documents are filed as Exhibits to this Report:

2.1	Agreement and Plan of Distribution, dated as of October 22, 1999, by and between Harris Corporation and Lanier Worldwide, Inc.
2.2	Tax Disaffiliation Agreement, dated as of November 5, 1999, by and between Harris Corporation and Lanier Worldwide, Inc.
2.3	Employee Benefits and Compensation Allocation Agreement, dated as of November 5, 1999, by and between Harris Corporation and Lanier Worldwide, Inc.
2.4	Intellectual Property License Agreement, dated as of November 5, 1999, by and between Harris Corporation and Lanier Worldwide, Inc.
2.5	Registration Rights Agreement, dated November 5, 1999, between Harris Corporation and Lanier Worldwide, Inc.
2.6	Transition Services Agreement, dated as of November 5, 1999, between Harris Corporation and Lanier Worldwide, Inc.

Items 8-9.  Not Applicable.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION

By:	/s/ BRYAN R. ROUB

Name: Bryan R. Roub

Title:	Senior Vice President &

Chief Financial Officer

Date: November 19, 1999

EXHIBIT INDEX

Exhibit No.
Under Reg.
S-K, Item 601	Description

2.1	Agreement and Plan of Distribution, dated as of October 22, 1999, by and between Harris Corporation and Lanier Worldwide, Inc.
2.2	Tax Disaffiliation Agreement, dated as of November 5, 1999, by and between Harris Corporation and Lanier Worldwide, Inc.
2.3	Employee Benefits and Compensation Allocation Agreement, dated as of November 5, 1999, by and between Harris Corporation and Lanier Worldwide, Inc.
2.4	Intellectual Property License Agreement, dated as of November 5, 1999, by and between Harris Corporation and Lanier Worldwide, Inc.
2.5	Registration Rights Agreement, dated November 5, 1999, between Harris Corporation and Lanier Worldwide, Inc.
2.6	Transition Services Agreement, dated as of November 5, 1999, between Harris Corporation and Lanier Worldwide, Inc.